UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 18, 2016

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles

San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On November 18, 2016, Extreme Networks, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  There were 106,776,097 shares entitled to be voted and 96,419,900 shares were voted in person or by proxy at the Annual Meeting.

(b) The following proposals were considered and voted on by the stockholders at the Annual Meeting and the results below were certified by the Inspector of Elections:

Proposal 1 - The following seven director nominees were elected for a one-year term:

	For	Withheld	Broker Non-Votes
Edward B. Meyercord	79,768,122	433,997	16,217,781
John H. Kispert	79,398,663	803,456	16,217,781
Charles P. Carinalli	78,558,454	1,643,665	16,217,781
Kathleen M. Holmgren	79,771,051	431,068	16,217,781
Raj Khanna	79,766,974	435,145	16,217,781
Edward H. Kennedy	78,820,237	1,381,882	16,217,781
John C. Shoemaker	78,785,027	1,417,092	16,217,781

Proposal 2 - A non-binding advisory resolution regarding executive compensation was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	75,348,777	4,704,481	148,861	16,217,781

Proposal 3 - The appointment of KPMG LLP, independent registered public accounting firm, as independent auditors for Extreme Networks, Inc. for the fiscal year ending June 30, 2017 was ratified:

	For	Against	Abstain
Votes	95,931,847	387,432	100,621

Proposal 4 - Amendment No. 4 to the Company’s Amended and Restated Rights Agreement, dated as of April 26, 2012, as amended, to extend the Agreement until May 31, 2017 was ratified:

	For	Against	Abstain	Broker Non-Votes
Votes	75,151,942	4,933,301	116,876	16,217,781

Proposal 5 - The Amendment and Restatement of the Extreme Networks, Inc. 2013 Equity Incentive Plan was approved:

	For	Against	Abstain	Broker Non-Votes
Votes	71,406,508	8,669,374	126,237	16,217,781

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2016

EXTREME NETWORKS, INC.

By:	/s/ KATAYOUN MOTIEY
Katayoun Motiey
Executive Vice President, Chief Administrative Officer – HR, Legal and Corp Secretary